Exhibit 10.38

AMENDMENTS TO CERTAIN AVAX AGREEMENTS, NOTES AND WARRANTS

These Amendments (the “Amendments”) to certain Agreements, Notes and Warrants (collectively, the “Agreements”) are entered into effective as of October 28, 2010, by and between AVAX Technologies, Inc., a Delaware corporation (the “Company”), and Firebird Global Master Fund, Ltd., (the “Purchaser”).  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the respective Agreements.

WHEREAS the Company and the Purchaser desire to amend certain documents issued in connection with the 2008 and 2009 Convertible Note and Warrant Purchase agreements, the April 2010 Stock and Warrant Offering (the “April 2010 Offering”) and the June 2010 financing of the Company (the “Firebird Financing”), as described and set forth in the Purchaser’s Offer letter dated October 28, 2010 (the “Purchaser’s Offer Letter”) appended as Exhibit A;

WHEREAS the Agreements may be amended upon written consent of the Company and certain other investors in the Company (the “Offerees”) who received the Company’s letter dated October 28, 2010, a form of which is set forth as Exhibit B, outlining the terms and conditions of the Purchaser’s Offer Letter germane to the Offerees;

WHEREAS all agreements and consents required pursuant to the letter agreements set forth as Exhibit A and Exhibit B have been obtained as of November 1, 2010, and the Purchaser closed the initial component of the Firebird Financing on November 3, 2010;

WHEREAS the Purchaser and the Company acknowledge that, in accordance with the terms of the Purchaser’s Offer Letter, all warrants for the purchase of shares of the common stock of the Company that are held by the Purchaser should have their exercise price adjusted to $0.0117 per share;

WHEREAS the Purchaser and the Company acknowledge that the Company has agreed (as a closing condition with respect to the transaction described in the Purchaser’s Offer Letter) to amend all Notes and Warrants issued during 2008, 2009, and 2010, so that the minimum required adjustment to the conversion price or exercise terms of such instruments is de minimis or removed in its entirety;

WHEREAS the Purchaser acknowledges that while not set forth in the Purchaser’s Offer Letter, the Company has agreed to extend the term of the warrants issued in connection with the Company’s 2007 financing by a period of one year;

WHEREAS the Purchaser and the Company have agreed to extend the maturity of the 2008 Notes and the 2009 Convertible Secured Promissory Note dated October 15, 2009, such that they are no longer in default;

WHEREAS the Purchaser and the Company have agreed to amend the terms of the 2008 Notes and the 2009 Convertible Secured Promissory Note, such that interest payments due and payable may be satisfied by the issuance of shares of the Common Stock of the Company; and

WHEREAS as a result of the agreements and consents obtained upon the execution of the letters set forth as Exhibits A and B, the only holder of the Notes and warrants which are the subject of this Agreement, with the exception of the warrants issued in connection with the 2007 financing, is now the Purchaser

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendment to the Warrant for the Purchase of Shares of Common Stock Series 2007A (the “2007 Warrant”)

Section 1(a) of the 2007 Warrant Agreement shall be amended such that the date April 13, 2012, shall be changed to read April 13, 2013.

This document shall be attached to the 2007 Warrant and Paragraphs 1, 8, 9 and 10 hereof, as well as relevant sections of the preamble hereof, shall serve as Amendment 1 to the 2007 Warrant.

2.	Amendments to the Convertible Promissory Note date October 28, 2008, as Amended (the “2008 Note”)

a.
The Preamble to the 2008 Note shall be amended such that (i) the date June 1, 2010 shall now read September 30, 2011, (ii) the phrase “…six percent (6%) per annum due and payable in arrears…” shall now read “…eight percent (8%) per annum due and payable quarterly in arrears in cash, in shares of common stock of the Company, with each such share valued at [the Conversion Price then applicable, as determined in accordance with the terms hereof], [or in additional notes of the Company having substantially the same terms and conditions as this Note]. …” and (iii) the phrase “on the maturity date” shall be removed.  In addition following the phrase “unless payment is required on an earlier date pursuant to the terms hereof,” the following sentence shall be added:  “This form of payment for the interest due and payable under this Note shall be at the election of the Company, provided, however, that the prior written consent of the Holder, to be provided in its discretion, shall be obtained for each payment of interest hereunder that is made in any form other than readily available U.S. dollars.  This provision regarding the form, but not the timing, of the interest payment shall apply retroactively as if it were first put in place on the issuance date of the Convertible Promissory Note.”

b.
Section 2(d)(i) of the 2008 Note shall be amended such that the number $0.01 shall now read $0.00001 and the phrase “…nearest cent or one-hundredth of a share.…” shall now read “…nearest on-ten thousandth of a cent or one-one hundred thousandth of a share…”

c.	A new Paragraph 6 shall be added to the 2008 Note and shall read as follows:

6. Default Interest Rate

The interest rate payable to the Holder shall increase by 75 basis points (0.75%) (i) as of January 10, 2011 if the Company does not file a Form 10 under the Securities Exchange Act of 1934 covering the Common Stock of the Company (the “Form 10”) by such date and (ii) if the Company does not file a Form S-1 under the Securities Act of 1933 (the “Registration Statement”) within 5 business days after the Form 10 is declared effective by the Securities and Exchange Commission (“SEC”), and shall increase by a further 50 basis points as of the 10th day (or next subsequent NY business day if such day is not a business day) of each subsequent calendar month (i) if a Form 10 has not been filed by the Company by such date and (ii) if a Form 10 has been declared effective by the SEC, but the Registration Statement has not been filed and such date is more than 5 business days after the effective date of the Form 10.  The interest rate payable to the Holder shall also increase by 50 basis points on the 91st day after filing of the Form 10 if the Form 10 is not declared effective by such date and shall increase by an additional 50 basis points as of the end of each 30-calendar-day period thereafter if the Form 10 has not been declared effective by the end of such period; after the Form 10 has been declared effective, the interest rate payable to the Holder shall be increased by (i) an additional 50 basis points if the Registration Statement has not been declared effective as of the end of the 45th day following the effective date of the Form 10 and (ii) an additional 50 basis points for each 30-calendar-day period thereafter if the Registration Statement has not been decalred effective by the end of such period.  Notwithstanding the foregoing, the aggregate increases in the interest rate payable to the Holder hereunder shall not cause the interest rate payable hereunder to exceed the lesser of (i) eighteen percent (18%) per annum and (ii) the maximum interest rate permissible under applicable law.

This document shall be attached to the 2008 Note and Paragraphs 2, 8, 9 and 10, as well as relevant sections of the preamble hereof, shall serve as Amendment 4 to the 2008 Note Agreement.

3.	Amendment to the Warrant for the Purchase of Shares of Common Stock dated October 28, 2008, (the “2008 Warrant”)

Section 3(f)(i) of the 2008 Warrant shall be amended such that the number $0.01 shall now read $0.00001 and the phrase “…nearest cent or one-hundredth of a share….”  shall now read “…nearest one-ten thousandth of a cent or one-one hundred thousandth of a share…”

This document shall be attached to the 2008 Warrant and Paragraph 3, 8, 9 and 10 as well as relevant sections of the preamble hereof, shall serve as Amendment 4 to the 2008 Warrant Agreement.

4.	Amendments to the Convertible Secured Promissory Note dated October 15, 2009 (the “2009 Secured Note”)

a.
The Preamble to the 2009 Secured Note shall be amended such that the date June 1, 2010 shall be now read September 30, 2011, the phrase “…six percent (6%) per annum due and payable in arrears…” shall now read “…eight percent (8%) per annum due and payable quarterly in arrears in cash, common stock or by adding the accrued interest to the principal balance of the Note. …” and the phrase “…on the maturity date…” shall be removed.  In addition following the phrase “unless payment is required on an earlier date pursuant to the terms hereof,” the following sentences shall be added:  “This election of form of interest payment shall be at the Company’s election, except in such instance where the Company elects not to pay cash interest, in which case the Holder shall have to consent to either payment in common stock or the addition of accrued interest to the principal balance of the Note.  This provision regarding the form, but not the timing, of the interest payment shall apply retroactively as if it were first put in place on the issuance date of the Convertible Secured Promissory Note.”

b.	A new provision shall be added to the 2009 Secured Note, set forth as Paragraph 7 and shall read as follows:

7. Default Interest Rate

The interest rate payable to the Holder shall increase by 75 basis points, as of January 10, 2011 if the Company does not file a Form 10 by such date or if the Company does not file a Form S-1 within 5 business days after the Form 10 is declared effective (the “Registration Statement”), and shall increase another 50 basis points as of the 10th day (or next subsequent NY business day) of each subsequent calendar month a Form 10 has not been filed by such date or if a Registration Statement fails to be filed within 5 business days thereafter.  Following the filing of the Registration Statement, the interest rate payable to the Holder shall increase by 50 basis points on the 91st day after filing if the Form 10 is not declared effective by such date and shall increase by an additional 50 basis points as of the end of each 30-day period thereafter if the Form 10 has not been declared effective by the end of such period; after the Form 10 has been declared effective, the interest rate payable to the Holder shall be increased by an additional 50 basis points if a Registration Statement has been filed but not declared effective as of the 45th day of the effectiveness  of the Form 10 and an additional 50 basis points for each 30 day period thereafter if the Registration Statement has not been declared effective by such date, provided, however, that the aggregate increases in the interest rate payable to the Holder shall not cause the interest rate payable hereunder to exceed the lesser of (i) eighteen percent (18%) per annum and (ii) the maximum interest rate permissible under applicable law.

This document shall be attached to the 2009 Secured Note and Paragraph 4, 8, 9 and 10 as well as relevant sections of the preamble hereof, shall serve as Amendment 1 to the 2009 Secured Note.

5.	Amendment to the Warrant for the Purchase of Shares of Common Stock dated October 15, 2009, (the “October 2009 Warrant”)

Section 3(f)(i) of the October 2009 Warrant shall be amended such that the number $0.01 shall now read $0.00001 and the phrase “…nearest cent or one-hundredth of a share.…”  shall now read “…nearest one-ten thousandth of a cent or one-one hundred thousandth of a share…”

This document shall be attached to the October 2009 Warrant and Paragraph 5, 8, 9 and 10 as well as relevant sections of the preamble hereof, shall serve as Amendment 1 to the October 2009 Warrant.

6.	Amendment to the Warrant to Purchase Shares of Common Stock dated April 2010 (the “April 2010 Warrant”)

Section 3(f)(i) of the April 2010 Warrant shall be amended such that the number $0.01 shall now read $0.00001 and the phrase “…nearest cent or one-hundredth of a share….”  shall now read “…nearest one-ten thousandth of a cent or one-one hundred thousandth of a share…”

This document shall be attached to the April 2010 Warrant and Paragraph 6, 8, 9 and 10 as well as relevant sections of the preamble hereof, shall serve as Amendment 1 to the April 2010 Warrant.

7.	Amendment to the Warrant to Purchase Shares of Common Stock dated June 4, 2010 (the “June 2010 Warrant”)

Section 3(f)(i) of the June 2010 Warrant shall be amended such that the number $0.01 shall now read $0.00001 and the phrase “…nearest cent or one-hundredth of a share….”  shall now read “…nearest one-ten thousandth of a cent or one-one hundred thousandth of a share…”

This document shall be attached to the June 2010 Warrant and Paragraph 7, 8, 9 and 10 as well as relevant sections of the preamble hereof, shall serve as Amendment 1 to the June 2010 Warrant.

8.	Effect of Amendments. Except as expressly modified by this Amendment, all agreements and documents with respect to the securities described herein shall remain unmodified and in full force and effect.

9.
Governing Law. These Amendments shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

10.
Counterparts. These Amendments may be executed in any number of counterparts and signatures delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS HEREOF, the parties hereto have executed this Amendment as of the date first written above.